POMEROY IT SOLUTIONS, INC.
      SUPPLEMENT TO PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

        TO BE HELD ON JULY 31, 2007 AT 9:00 A.M., EASTERN DAYLIGHT TIME,
 AT THE CINCINNATI AIRPORT MARRIOTT, 2395 PROGRESS DRIVE, HEBRON, KENTUCKY 41048

Dear Fellow Stockholder:

         We are writing to inform you of recent events affecting our annual meeting of stockholders, which was originally scheduled for July 12, 2007, and to give you notice of the new annual meeting date. We have changed the date of our annual meeting of stockholders to Tuesday, July 31, 2007, at 9:00 a.m. Eastern Daylight Time in order to allow our stockholders additional time to consider a revised slate of director nominees. The meeting will be held at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky 41048.

         On July 12, 2007, we reached an agreement with Flagg Street Capital, which owns approximately 9.8% of our Common Stock, and related parties ("Flagg Street"), ending its proxy solicitation for its three nominees. Under the agreement, two of the Flagg Street nominees, Messrs. Jonathan Starr and Michael
A. Ruffolo, have been appointed to the Board, and they, as well as Richard S. Press (collectively, the "Flagg Street Nominees"), have been added to the slate of candidates nominated by the Pomeroy Board for election at our 2007 annual meeting of stockholders. Flagg Street has withdrawn its nomination of the Flagg Street Nominees and has agreed to discontinue all solicitation activities, among other things.

         We believe that this negotiated settlement is in the best interests of the Company and all our stockholders. The Pomeroy Board of Directors has approved the settlement agreement and recommends that you vote FOR all eleven nominees to the Board.

         We are enclosing the following important documents for your information in connection with the settlement:

            o a supplement to our proxy statement containing additional information about the settlement agreement and the addition of the Flagg Street Nominees as Board nominees and the Company's revised slate of director nominees; and

            o A new WHITE proxy card for your use in voting for all eleven nominees for election to the Board of Directors by our stockholders.

         If you would like to review the complete text of the settlement agreement, you can find it on file with the Securities and Exchange Commission at www.sec.gov as part of our Current Report on Form 8-K dated July 13, 2007.

         Please complete and return the enclosed new white proxy card to ensure that your shares are voted for the revised slate of nominees. The original white and gold proxy cards are no longer valid and will not be voted at the annual meeting.

         If you have any questions about your voting of shares, please contact D.F. King & Co., Inc., toll free at (800)735-3591. Banks and brokers may call collect at (212) 269-5550.

                                                   Sincerely,

                                                   /s/ David B. Pomeroy, II
                                                   -----------------------------
                                                   David B. Pomeroy, II
                                                   Chairman of the Board

1020 Petersburg Road
Hebron, Kentucky 41048
July 16, 2007

                           POMEROY IT SOLUTIONS, INC.

      SUPPLEMENT TO PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

        TO BE HELD ON JULY 31, 2007 AT 9:00 A.M., EASTERN DAYLIGHT TIME,
 AT THE CINCINNATI AIRPORT MARRIOTT, 2395 PROGRESS DRIVE, HEBRON, KENTUCKY 41048

         Pomeroy IT Solutions, Inc. (the "Company" or "Pomeroy"), hereby supplements its proxy statement dated June 8, 2007 (the "Pomeroy Proxy Statement") in connection with its 2007 annual meeting of stockholders (the "Annual Meeting"), which will now be held on Tuesday, July 31, 2007, at 9:00 a.m. E.D.T., at the Cincinnati Airport Marriott, Hebron, Kentucky 41048.

         AS INDICATED BELOW, UNDER AN AGREEMENT RECENTLY SIGNED WITH ENTITIES AND INDIVIDUALS REFERRED TO IN THIS SUPPLEMENT AS FLAGG STREET, THE COMPANY'S BOARD OF DIRECTORS HAS DETERMINED THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO REVISE ITS DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING. IT IS IMPORTANT THAT YOU COMPLETE AND RETURN THE ENCLOSED NEW WHITE PROXY CARD TO ENSURE THAT YOUR SHARES ARE VOTED FOR THE REVISED SLATE OF NOMINEES.

         THE ORIGINAL WHITE AND GOLD PROXY CARDS ARE NO LONGER VALID AND WILL NOT BE VOTED AT THE ANNUAL MEETING.

         We have changed the original July 12, 2007 date of the Annual Meeting to July 31, 2007 in order to allow our stockholders additional time to consider the revised slate of nominees. However, the June 6, 2007 record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting has not changed. This Supplement is being mailed to stockholders of record of the Company on or about July 16, 2007.

REVISED BOARD NOMINEES; TERMINATION OF FLAGG STREET SOLICITATION

         On July 12, 2007, the Company entered into an agreement (the "Settlement Agreement") with Flagg Street Capital, LLC, and certain related parties (collectively "Flagg Street"). Flagg Street had previously filed proxy materials in connection with the Annual Meeting soliciting proxies to elect Jonathan Starr, Richard S. Press and Michael A. Ruffolo (the "Flagg Street Nominees") to replace three of the Board's nominees as directors of the Company.

         Among other things, pursuant to the Settlement Agreement, the Company authorized the expansion of the number of seats on the Company's Board to twelve from ten, appointed Messrs. Starr and Ruffolo to the Board effective immediately, and nominated all the Flagg Street Nominees for election to the Board as directors at the Annual Meeting. The Flagg Street

Nominees have been nominated by the Board along with most of the Company's original nominees, David B. Pomeroy, II, Kevin G. Gregory, William H. Lomicka, Vincent D. Rinaldi, Debra E. Tibey, Kenneth R. Waters, David G. Boucher and Ronald E. Krieg. Such persons along with the Flagg Street Nominees are all referred to together in this Supplement as the "New Nominees." As previously announced, the Company withdrew the nomination for director of Stephen E. Pomeroy in connection with his termination as the Company's President and Chief Executive Officer. Mr. Press has been designated as Mr. Stephen Pomeroy's successor on the Board.

         The Flagg Street Nominees were nominated for election to the Board of Directors pursuant to the Settlement Agreement described in this Supplement upon the recommendation of the Nominating and Corporate Governance Committee of the Board and by a vote of the Board. As noted above, prior to the termination of the proxy solicitation by Flagg Street, Flagg Street had nominated the Flagg Street Nominees for election to the Board at the Annual Meeting. The Flagg Street Nominees are associated with Flagg Street, as described in more detail in Flagg Street's definitive proxy statement dated June 11, 2007 (the "Flagg Street Proxy Statement"). The Flagg Street Proxy Statement also contains additional information regarding Flagg Street, including its ownership of Common Stock, and the Flagg Street Nominees. Other than as set forth in the Settlement Agreement, there is no relationship between the Company and The Flagg Street Nominees.

         Except for the Flagg Street Nominees' nomination pursuant to the Settlement Agreement, none of the nominees, or any other nominees for director, were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

SUMMARY OF THE SETTLEMENT AGREEMENT

         Pursuant to the terms of the Settlement Agreement, Flagg Street agreed that it would withdraw its slate of nominees and terminate its proxy solicitation in connection with the Annual Meeting. In addition, Flagg Street agreed that it would cause all shares of the Company's Common Stock beneficially owned by it to be present, in person or by proxy, and voted in favor of the nominees recommended by the Board at the Annual Meeting. The Company has agreed to use its best efforts to cause each director and their respective affiliates and associates to do the same.

         The Settlement Agreement also provides that the Board will take action to expand the number of seats on the Board to twelve and appoint two of the Flagg Street Nominees to the Board immediately, which the Board has done, as described above. Pursuant to the terms of the Settlement Agreement, all three of the Flagg Street Nominees have been added to the Board's revised slate of nominees for election at the Annual Meeting, increasing the total number of Board nominees for election by our stockholders to eleven. The Board has agreed to recommend the election of all eleven nominees.

         The Settlement Agreement further requires that, following the Annual Meeting, James H. Smith will retire from the Board of Directors consistent with Mr. Smith's prior, publicly announced intentions, and, accordingly, resign as a director and the number of directors constituting the Board of Directors will be fixed at a maximum of eleven until the Company's 2008 annual meeting of stockholders (the "2008 Annual Meeting"). Under the Settlement Agreement, Flagg Street has the right to have one of the Flagg Street Nominees serve on each committee of the Board, effective following the Annual Meeting. In particular, Jonathan Starr will be appointed to the Audit Committee, Richard S. Press will be appointed to the Nominating and Corporate Governance Committee, and Michael
A. Ruffolo will be appointed to the Compensation Committee and the Stock Option Committee. The Settlement Agreement also provides that the Board will form a special committee (the "Special Committee"), to include Mr. Ruffolo, to conduct a search for a President and Chief Executive Officer to replace Stephen E. Pomeroy, our former President and Chief Executive Officer. The President and Chief Executive Officer recommended by the Special Committee and hired by the Company will, promptly after commencement of his or her employment, be appointed to serve as a director of the Company in the place of Kevin G. Gregory, unless Mr. Gregory is appointed President and Chief Executive Officer in connection with this process. The parties also agreed that at any time prior to but not later than the 2008 Annual Meeting, the number of directors constituting the Board of Directors will be fixed at a maximum of ten, which, if necessary, will be facilitated by the resignation of any of the New Nominees other than a Flagg Street Nominee.

         Flagg Street and the Flagg Street Nominees are prohibited by the Settlement Agreement from engaging in an election contest in connection with the 2008 Annual Meeting, if all the Flagg Street Nominees are re-nominated by the Company for election at the 2008 Annual Meeting and they all accept the nomination and agree to be named in the Company's proxy statement. However, if Flagg Street or any Flagg Street Nominee engages in an election contest in connection with the 2008 Annual Meeting, the Company shall have no obligation to include any Flagg Street Nominee on the Company's slate of nominees the Company recommends for election at the 2008 Annual Meeting. The Settlement Agreement contains certain other provisions, including restrictions on public announcements and certain other communications, mutual releases of claims in connection with the proxy contest and related covenants not to sue, certain representations and warranties of the parties, and the Company's agreement to reimburse Flagg Street's reasonable documented out-of-pocket costs and expenses not to exceed an aggregate of $350,000.

THE COMPANY HAS FILED THE SETTLEMENT AGREEMENT AS EXHIBIT 99.1 TO A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2007. THE DESCRIPTION OF THE SETTLEMENT AGREEMENT IN THIS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE SETTLEMENT AGREEMENT.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only stockholders of record as of the close of business on June 6, 2007, are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 6, 2007, the

Company had 12,701,863 shares of Common Stock outstanding and entitled to vote, including shares outstanding and entitled to vote under our restricted stock plan for employees. Each such share is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have cumulative voting rights in the election of directors. All votes will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

Quorum and Voting

         The Company's Bylaws (the "Bylaws") provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         For the purposes of Proposal 1, the election of the nominees to the Board shall be determined by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote in the election. The eleven nominees receiving the highest number of affirmative votes will be elected. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed above if no direction to the contrary is given. In the event any nominee is unable to serve for any reason, or, for good cause, will not serve, which is not anticipated, substitute nominees will be designated in accordance with the Settlement Agreement. In this event, the proxy holders will vote for the election of such substitute nominee or nominees. Because abstentions do not constitute "votes cast" at the Annual Meeting, abstentions will not affect the outcome of the election of the nominees to the Board. Since Flagg Street is no longer soliciting proxies to elect its nominees to the Board, this year's director election will be a routine matter on which a broker or other nominee has discretionary voting authority, and, therefore, no broker non-votes should result from this proposal.

         Proposal No. 1 as set forth in the Pomeroy Proxy Statement is hereby amended to provide that the Board of Directors has nominated the following eleven (11) individuals to serve on the Board of Directors until the 2008 annual meeting of the Company's stockholders and until his or her successor has been elected and qualified or until his or her resignation or removal: David B. Pomeroy, II, Kevin G. Gregory, William H. Lomicka, Vincent D. Rinaldi, Debra E. Tibey, Kenneth R. Waters, David G. Boucher, Ronald E. Krieg, Jonathan Starr, Richard S. Press and Michael A. Ruffolo. As mentioned above, the Board has designated Mr. Press as the successor director to Mr. Stephen Pomeroy.

         Biographical and other information with respect to the directors and executive officers of the Company and the New Nominees is herein incorporated by reference to the Pomeroy Proxy Statements and the Flagg Street Proxy Statement, as applicable.

         The proxy card enclosed with this supplement differs from the proxy card previously furnished to you with the Company's proxy statement. If you wish to vote for all or any of the New Nominees, you must do so by voting on the amended proxy card enclosed within this supplement. Stockholders are urged to sign, date and mail the enclosed proxy card promptly.

         The Board of Directors recommends that stockholders vote FOR the election of the New Nominees. Unless otherwise instructed, the proxy holders will vote the new white proxy cards received by them for the New Nominees.

         PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         As disclosed in the Pomeroy Proxy Statement, the Audit Committee of the Board engaged BDO Seidman, LLP ("BDO") as its independent registered public accounting firm for the fiscal year ended January 5, 2007. Please refer to the Pomeroy Proxy Statement for additional information regarding BDO.

         For Proposal 2, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on this proposal is required to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the Company's 2007 fiscal year. Abstentions will have no effect on the required vote. The ratification of BDO Seidman, LLP is generally a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes should result from this proposal. Broker non-votes would have no effect on the required vote (other than to reduce the number of affirmative votes required to approve the proposal).

         The Board of Directors recommends you vote FOR the ratification of the Audit Committee's selection of BDO Seidman, LLP as our independent registered public accounting firm for the 2007 fiscal year.

         The Company does not intend to bring before the Annual Meeting any matters other than those specifically described above, and knows of no matters other than the foregoing to come before the Annual Meeting.

         The enclosed amended proxy card is being delivered to stockholders of the Company along with this supplement. ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY VOTED, ARE URGED TO VOTE USING THE ENCLOSED AMENDED PROXY CARD. PLEASE DISCARD ANY WHITE OR GOLD PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED. THEY ARE NO

LONGER VALID. ANY PREVIOUS PROXY YOU HAVE SUBMITTED (OTHER THAN THE NEW WHITE PROXY CARD ENCLOSED WITH THIS SUPPLEMENT) WILL NOT BE VOTED AT THE ANNUAL MEETING. Accordingly, there is no need to revoke any previously submitted white or gold proxy card because such proxies will not be valid at the Annual Meeting.

         Any proxy may be revoked at any time before it is voted at the Annual Meeting, as adjourned. A stockholder may revoke a proxy by notifying the Corporate Secretary of the Company in writing prior to the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. For shares you hold in street name, you may revoke or change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

         YOUR VOTE IS IMPORTANT. THE BOARD OF DIRECTORS ASKS YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED NEW WHITE PROXY CARD SO THAT YOUR VOTE MAY BE COUNTED, EVEN IF YOU PLAN ON ATTENDING THE ANNUAL MEETING.

                                              By Order of the Board of Directors


Hebron, Kentucky
July 16, 2007

         If you have any questions or need assistance with voting, please contact D.F. King & Co., who is assisting us.

                              D.F. KING & CO., INC.
                           TOLL FREE AT (800) 735-3591
              BANKS AND BROKERS MAY CALL COLLECT AT (212) 269-5550

Pomeroy IT Solutions, Inc.

                           POMEROY IT SOLUTIONS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  July 31, 2007

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned hereby constitutes and appoints Kevin G. Gregory and James Smith and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc. to be held at 9:00 A.M. local time, on July 31, 2007, at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky, and any adjournment or postponement thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment or postponement thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the judgment of the Proxies as to other matters. If no direction is made with regard to a certain proposal on the reverse side, this proxy will be voted "FOR" such proposal. The undersigned hereby revokes any proxy or proxies previously given to vote such shares at said meeting or any adjournments or postponements thereof.

         The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement and supplement related to the July 31, 2007 Annual Meeting of the Stockholders of Pomeroy IT Solutions, Inc.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)


      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS
                                  LISTED BELOW


1.  Election of Directors

    Nominees:
    (1) David B. Pomeroy, II   (5) Debra E. Tibey      (9)  Jonathan Starr
    (2) Kevin G. Gregory       (6) Kenneth R. Waters   (10) Richard S. Press
    (3) William H. Lomicka     (7) David G. Boucher    (11) Michael A. Ruffolo
    (4) Vincent D. Rinaldi     (8) Ronald E. Krieg


    For All Nominees [ ]       Withheld From All Nominees [ ]

    For all nominees, except vote withheld from the following nominee(s):

2.  Proposal to ratify appointment of BDO Seidman, LLP as independent auditors
for the Company's 2007 fiscal year      For [ ]     Against [ ]    Abstain [ ]


DATE ________________, 2007


__________________________________
Signature


__________________________________
Signature


__________________________________
Title(s)

Please sign exactly as name is printed hereon. If shares are held jointly, each holder should sign. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partner's name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE PROVIDED.